UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	August 2, 2013

RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)
7610 Miramar Road, Bldg. 6000 San Diego, California 92126-4202 (Address of Principal Executive Offices) (858) 549-6340 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Annual Meeting of Stockholders

The Annual Meeting of stockholders of RF Industries, Ltd. (“we,” “us,” “our” or the “Company”) was held on August 2, 2013. We filed our definitive proxy statement in connection with the Annual Meeting with the Securities and Exchange Commission on June 13, 2013 (which can be viewed at: www.sec.gov).

Our stockholders acted upon the following proposals at the Annual Meeting:

•	Proposal I: to elect each of following persons to serve as a director for the classes indicated: Marvin H. Fink (Class I), Howard F. Hill and Joseph Benoit (Class II), and William L. Reynolds and Darren Clark (Class III);

•	Proposal II: to conduct an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement;

•	Proposal III: to conduct an advisory vote on the frequency of the advisory votes on the compensation of our named executive officers; and

•	Proposal IV: to ratify the selection of CohnReznick LLP, formerly J.H. Cohn LLP, as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2013.

Voting Results

Proposal I: the results with respect to the election of directors were as follows:

Name of Director	“FOR” votes	“WITHHELD” votes
Marvin H. Fink	2,429,119	1,184,067
Howard F. Hill	2,806,800	806,386
William L. Reynolds	2,447,894	1,165,292
Darren Clark	2,797,137	816,049
Joseph Benoit	2,464,624	1,148,562

In addition, there were 3,010,181 broker non-votes in connection with this proposal.

Proposal II: to conduct an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement, was approved with 3,245,021 “FOR” votes, 348,841 “AGAINST” votes and 19,324 “ABSTAIN” votes. In addition, there were 3,010,181 broker non-votes in connection with this proposal.

Proposal III: to conduct an advisory vote on the frequency of the advisory votes on the compensation of our named executive officers, the voting was 2,944,232 votes for ONE year, 14,087 votes for TWO years, and 643,592 votes for THREE years. In addition, 11,275 shares abstained from voting on this proposal.

Proposal IV: to ratify the selection of CohnReznick LLP, formerly J.H. Cohn LLP, as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2013, was approved with 6,384,880 “FOR” votes, 190,320 “AGAINST” votes and 48,167 “ABSTAIN” votes. There were no broker non-votes in connection with this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 5, 2013	By: /s/ Howard Hill Howard Hill Chief Executive Officer